UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 FREESCALE SEMICONDUCTOR, LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	98-0522138
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)
6501 William Cannon Drive West, Austin, Texas 78735
(Address of Principal Executive Offices, including Zip Code)

Amended and Restated Freescale Semiconductor, Ltd. 2011 Omnibus Incentive Plan
Amended and Restated Freescale Semiconductor, Ltd. Employee Share Purchase Plan
(Full title of all plans being registered)

Jennifer B. Wuamett
Senior Vice President, General Counsel and Secretary
Freescale Semiconductor, Inc.
6501 William Cannon Drive West
Austin, TX 78735
Telephone: (512) 895-8855
(Name, address, including Zip Code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share ($)	Proposed maximum aggregate offering price ($)	Amount of registration fee ($)
Common shares, $ 0.01 par value, to be issued under the:
- Amended and Restated 2011 Omnibus Incentive Plan	22,500,000 shares	$23.20 (2)	$522,000,000	$67,234
- Amended and Restated Employee Share Purchase Plan	6,600,000 shares	$23.20 (2)	$153,120,000	$19,722
Total				$86,956

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares of the Registrant in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the common shares on July 23, 2014, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Freescale Semiconductor, Ltd., a Bermuda exempted Company (the “Company”), to register an additional (i) 22,500,000 shares of our common shares, par value $0.01 per share (“Common Shares”), reserved for issuance under the Amended and Restated Freescale Semiconductor, Ltd. 2011 Omnibus Incentive Plan (the “2011 Omnibus Plan”), and (ii) 6,600,000 shares of Common Shares reserved for issuance under the Amended and Restated Freescale Semiconductor, Ltd. Employee Share Purchase Plan (the “ESPP”). The increase to the Common Shares reserved for issuance under 2011 Omnibus Plan was approved by our Board of Directors on March 12, 2014, and our shareholders on May 8, 2014. The increase to the Common Shares reserved for issuance under the ESPP was approved by our Board of Directors on February 4, 2014, and our shareholders on May 8, 2014.

Pursuant to General Instruction E to Form S-8 regarding Registration of Additional Securities the contents of our registration statement on Form S-8 (File No. 333-115474) filed with the SEC on June 29, 2011, are incorporated by reference herein and made part of this Registration Statement, except as amended hereby.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The documents containing the information specified in Part I of Form S-8 will be sent and delivered to participants in the 2011 Omnibus Plan and ESPP as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents previously filed by the Company with the SEC are incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K filed with the SEC on February 10, 2014;

(b)
The Company’s Quarterly Reports on Form 10-Q filed with the SEC on April 25, 2014 and July 25, 2014; Current Reports on Form 8-K filed with the SEC on February 18, 2014, March 5, 2014, April 24, 2014, and May 13, 2014; and

(c)
The description of Common Shares contained in the registration statement on Form 8-A, dated May 19, 2011, filed with the SEC by the Company to register such securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents with the SEC; except as to any portion of any future annual or quarterly report to shareholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8.	Exhibits.
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 25th day of July, 2014.

FREESCALE SEMICONDUCTOR, LTD.

/s/ Jennifer B. Wuamett
By:	Jennifer B. Wuamett
Its:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY
Each person whose individual signature appears below hereby constitutes and appoints Daniel J. Durn and Jennifer B. Wuamett, or any of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/S/ GREGG A. LOWE	Director, President and Chief Executive Officer (Principal Executive Officer)	July 25, 2014
Gregg A. Lowe

/S/ DANIEL J. DURN	Chief Financial Officer (Principal Financial Officer)	July 25, 2014
Daniel J. Durn

/s/ RANDY A. HYZAK	Chief Accounting Officer (Principal Accounting Officer)	July 25, 2014
Randy A. Hyzak

/s/ KRISHNAN BALASUBRAMANIAN	Director	July 25, 2014
Krishnan Balasubramanian

/s/ CHINH E. CHU	Director	July 25, 2014
Chinh E. Chu

/s/ DANIEL J. HENEGHAN	Director	July 25, 2014
Daniel J. Heneghan

/s/ THOMAS H. LISTER	Director	July 25, 2014
Thomas H. Lister

/s/ JOANNE M. MAGUIRE	Director	July 25, 2014
Joanne M. Maguire

/s/ JOHN W. MARREN	Director	July 25, 2014
John W. Marren

/s/ JAMES A. QUELLA	Director	July 25, 2014
James A. Quella

/s/ PETER SMITHAM	Director	July 25, 2014
Peter Smitham

/s/ GREGORY L. SUMME	Chairman of the Board	July 25, 2014
Gregory L. Summe

/s/ CLAUDIUS E. WATTS IV	Director	July 25, 2014
Claudius E. Watts IV

EXHIBIT INDEX

Exhibit Number	Description
4.1
Memorandum of Association of Freescale Semiconductor Holdings I, Ltd. (formerly Firestone Holdings (Bermuda) I, Ltd.) (incorporated by reference to Exhibit 3.1 on the Company’s Registration Statement on Form S-1, filed with the SEC on April 25, 2011).

4.2
Certificate of Incorporation of Firestone Holdings (Bermuda) I, Ltd., as issued by the Bermuda Registrar of Companies on November 9, 2006 (incorporated by reference to Exhibit 3.1 to the Freescale Semiconductor, Inc. Registration Statement on Form S-4, filed with the SEC on March 8, 2007 (File No. 333-141128)).

4.5
Amended and Restated Bye-Laws of Freescale Semiconductor Holdings I, Ltd. (incorporated by reference to Exhibit 3.1 to the Freescale Semiconductor, Ltd. Current Report on Form 8-K, filed with the SEC on June 3, 2011).

5.1*	Opinion of Conyers Dill & Pearman, Limited, Special Bermuda Counsel, as to Bermuda law on the legality of the shares being registered (including consent of such firm).
23.1*	Consent of KPMG LLP.
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereto).

* Filed herewith.